Exhibit 10.6

22 April 2024

PRIVATE & CONFIDENTIAL

Name	: Tan Cheon Kem
NRIC	: S7382530Z
Employee ID	: 3138

Dear Mr Tan,

LETTER OF APPOINTMENT

We are pleased to offer you as Financial Controller in the Finance Department with effect from 1 June 2024 based on the following terms and conditions:

1. BASIC SALARY:   S$9,000.00

2. JOB DESCRIPTION

●	Handle full sets of Accounts for Multiple Entities
●	Managing all finance and accounting operations
●	Responsible for all accounting operations including Billing, AR, AP, GL, Revenue Recognition
●	Lead, coordinate and direct the preparation of all budget and financial forecasts, variance reporting
●	Lead and be responsible for month-end, quarter-end and year-end close process
●	Manage and comply with Singapore reporting requirements and tax fillings
●	Prepare, report and publish timely monthly and quarterly finance statements
●	Responsible for preparation, completion and publication of quarterly, half yearly and annual financial results announcement in accordance to New York Stock Exchange listing rules and requirements
●	Responsible for financial reporting, internal controls and risk management reporting, regulatory reporting, and annual budget of the Group to the management and the Board
●	Ensure good corporate governance, compliance with New York Stock Exchange Listing Rules and requirements, Companies Act and any other applicable laws and regulations of the Company and the Group
●	Develops financial strategies by forecasting capital, facilities, and staff requirements
●	At Hoc duties assigned by Management/Director.

3. PROBATION AND CONFIRMATION

●	Three (3) months from the date you commence work. The company reserves the right to vary the probation period if necessary.

4. NOTICE OF TERMATION

● During probation and upon confirmation, notice of termination of service by either party:-

One Calendar Month’s Notice during Probation

Two Calendar Months’ Notice after Probation

If, in lieu of, absence of notice agreed above, a sum equivalent to one calendar months’ salary during probation, or two calendar months’ salary after probation or part thereof shall be payable by the employer, or employee, who ever fails to give the agreed notice of termination.

● Under the following circumstances, employment can be terminated without giving notice to the other party:-

If employee is absent from work for more than two (2) working days continuously without approval and without informing or attempting to inform the employer of the reason for absence.

If employee misconduct (eg. theft or dishonesty, disorderly or immoral conduct at work, wilful insubordination etc.)

5. ATTENDANCE / PUNCTUALITY

● Employees are required to report to work punctually according to their scheduled working hour.

6. WORKING HOURS

● The working hours of employees as follows:

Monday to Friday: 8.30am to 5.30pm

Lunch time: 12.00pm to 1.00pm

7. ANNUAL LEAVE

● The position carries an annual leave entitlement of (14) working days after confirmation. An employee is entitled to only a pro-rated amount of leave days for any incomplete year of service.

8. SICK LEAVE

● You are entitled to both paid outpatient and hospitalisation sick leave if you have worked for at least 3 months with us. Your sick leave should be certified by a company doctor, a company-approved doctor or government doctor, ONLY in Singapore. Sick leave taken during half working day (e.g. Saturday) is considered as one day’s sick leave.

● You will be entitled to a maximum of 14 days medical leave (outpatient) and 60 working days of hospitalisation leave, which is inclusive of 14 days of outpatient sick leave.

9. OUTPATIENT MEDICAL BENEFITS

●	You are only entitled medical benefit/reimbursement after 3 months of service.

The Company has its own panel doctor as below:

MHC MEDICAL NETWORK PTE LTD

1)	BLESS MEDICAL CENTRE) TEL: 62664119

BLK 343 JURONG EAST STREET #01- 49 SINGAPORE 600343

2)	PIONEER MEDICARE TEL: 63397422

3 SOON LEE STREET PIONEER JUNCTION #01- 08 SINGAPORE 627606

3)	JURONG MEDICARE CLINIC (JURONG POINT) TEL: 67940070

1 JURONG WEST CENTRAL 2 #B1A-20B SINGAPORE 600131

● Each out-patient claim reimbursement for clinical treatment and drugs for normal reporting sick provided by Company own panel doctor and/or Government Polyclinic should not be more than S$45.00 per claim.

● If you do visit any other clinic in Singapore, your medical claim reimbursement shall be capped at maximum S$15.00 only. Foreign countries clinical treatment, claim and medical leave is not acceptable by us.

● The annual medical claim reimbursement shall be capped at maximum S$300.00 only.

10. COMPASSIONATE LEAVE

● Confirmed employee is eligible for a maximum of 3 consecutive working days compassionate leave in the event of death of his/her spouse, child, parent, parent-in-law, grandparent, and siblings.

Compassionate leave application must be supported with valid Death Certificate / documentary proof.

11.  MARRIAGE LEAVE

● Confirmed employee is eligible for 3 days of marriage leave provided for his/her FIRST legal marriage but not allowed to accumulation as annual leave.  Such leave may be taken either at the time of marriage registration or wedding ceremony.  Employee must submit a copy of the Marriage Certificate when applying for such leave.

12. PATERNITY LEAVE

● You are entitled to Government Paid Paternity Leave (GPPL), 2 weeks of GPPL, for all birth if your child is a Singapore Citizen and you are lawfully married to the child’s mother. You need to complete your service with our company at least 3 months before you are entitled for the leave. (You are not entitled to paid sick leave when you are on GPPL). Employee must submit a copy of the child’s birth certificate for validation.

13. CHILDCARE LEAVE

● You will be eligible to 2 days of childcare leave per year if your child is not a Singapore citizen or you are a single parent. Only apply if your child is less than 7 years old.  Employee must submit a copy of the child’s birth certificate for validation.

14. SAFETY MATTERS

● You are required to abide by the safety rules and regulations laid down by the company. All personal protective equipment issued to you must be always worn while at work. Failure to comply with our safety rules and regulations will render you liable to serious disciplinary action, monetary fine, including dismissal.

15. DRESS CODE

● Employees must be properly attired always during work hours.  Slippers, sandals, short and singlets are strictly prohibited.

● Employees are given uniforms and safety shoe must wear them always during work hours.

16. CODE OF CONDUCT / INTEGRITY

● A conflict of interest exists whenever an employee, a member of an employee’s immediate family (spouse, de facto partner, dependents, etc.) or business associates could benefit either directly or indirectly from an association or transaction with our Company. This is so where the interest is such that a business decision of the employee might be affected or determined by that relationship or association.

● If you are having another occupation out at work, you must report to your Superior or Director in writing, who will determine whether there is a conflict of interest. You are not to use Company facilities, time, and equipment to do your outside/private work.

17. CONFIDENTIAL / COMPANY SECRECY

● You are expected that all aspects of your conditions of employment are kept confidential. All information obtained during your work with the Company shall be deemed as “Strictly Confidential”. No such information shall be divulged to any outside party without the written approval of the Company. You are responsible for ensuring confidential documents are left in a secure place when not in use.

18. COMPANY RULES & REGULATION AND POLICIES

● Your employment shall be subject to Company rules and regulations and other policies and procedures as may be made known to you from time to time, either expressed or written. You may also communicate with your subordinate where applicable on such matters.

19. COMPANY PROPERTY

● Upon leaving the Company, you must return all keys, drawings plan, documents and properties relating to the business or affairs of the Company.

● Upon leaving the Company, you are not to delete the files in your computer as it belongs to company intellectual property.

20. CHANGE OF PERSONAL RECORDS

● Employees are required to inform the Company of any changes in their personal, such as residential address, contact number, marital status, and level of education.  This is to enable the Company to maintain an up-to-date record so that the best possible assistance can be provided in time of emergency.

All other regulation and benefits will be as accorded to the Multi Ways Employee Handbook. Kindly sign below of this letter to acknowledge your acceptance of our offer.

Yours sincerely

MULTI WAYS EQUIPMENT PTE LTD

MAGGIE LIM

Deputy CEO

ACKNOWLEDGMENT:

I,_____________________NRIC/Passport No: _____________________ have read and understood the above terms and conditions of employment offered by the Company. I hereby agree to accept the Company’s offer and to abide by the terms and conditions.  （以上已经用华语解释， 我已理解）

Signature	Date

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